Ex

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2026, with respect to the consolidated financial statements of Planet Labs PBC, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
March 23, 2026